Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan
Houston, Texas

We consent to the incorporation by reference in the Registration Statement Nos. 333-227321 and 333-227327 on Form S-8 of our report dated June 29, 2021, with respect to the financial statements of the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Calvetti Ferguson

Houston, Texas
June 29, 2021